UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2005

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to the Second Amended and Restated Limited Liability Company Agreement, dated as of July 8, 2005, as amended on September 20, 2005 (the “LLC Agreement”), of Sunstone Hotel Partnership, LLC (the “Partnership”), Sunstone Hotel Investors, Inc. (the “Company”), on November 16, 2005 provided notice to the Westbrook Entities (as defined below) of the redemption of 3,699,572 membership units of the Partnership held by Sunstone/WB Hotel Investors IV, LLC, WB Hotel Investors, LLC, Sunstone Hotel Investors, L.L.C. and Sunstone/WB Manhattan Beach, LLC (together, the “Westbrook Entities”) for an aggregate of 3,699,572 shares of the Company’s common stock, $0.01 par value per share.

The issuance of the shares of common stock to the Westbrook Entities is exempt from registration under the Securities Act of 1933 (as amended, the “Securities Act”) pursuant to Section 4(2) thereof, as there was no public offering of the securities.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

The Company hereby files the following as exhibits to its Registration Statement on Form S-3 (File No. 333-129258), which was filed on October 27, 2005 and amended on November 14 and November 16, 2005, or otherwise pursuant to requirements of Form 8-K:

1.1	Underwriting Agreement, dated November 17, 2005.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

23.5	Consent of Venable LLP (included in Exhibit 5.1).

23.6	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: November 22, 2005	By:	/s/ JON D. KLINE
Jon D. Kline
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
1.1	Underwriting Agreement, dated November 17, 2005.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

23.5	Consent of Venable LLP (included in Exhibit 5.1).

23.6	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).